                                                                    EXHIBIT 99.1

                                            NEWS


(FRB LOGO)

                                                  RE:    RESPONSE ONCOLOGY, INC.
                                                         1805 MORIAH WOODS BLVD.
                                                               MEMPHIS, TN 38117
                                                                  (901) 761-7000
                                                                    OTCBB: ROIXE

FOR YOUR INFORMATION:

AT THE COMPANY:                        AT FRB | WEBER SHANDWICK
Charles E. Sweet                       Marilyn Windsor                   Leslie Loyet                   Cynthia Martin
President & Chief Executive Officer    General Information               Analysts/Investors             Media Inquiries
(800) 323-3719                         (702) 515-1260                    (312) 640-6672                 (312) 640-6741
csweet@responseoncology.com             mwindsor@webershandwick.com      lloyet@webershandwick.com      clmartin@webershandwick.com

FOR IMMEDIATE RELEASE
FRIDAY, MAY 10, 2002

        RESPONSE ONCOLOGY FILES PLAN, COURT APPROVES DISCLOSURE STATEMENT

MEMPHIS, TN--MAY 10, 2002--RESPONSE ONCOLOGY, INC., (OTCBB: ROIXE) and its affiliated entities (collectively "ROI" or the "Company"), today announced that the United States Bankruptcy Court for the Western District of Tennessee, Western Division (the "Court") approved a disclosure statement (the "Disclosure Statement") filed in connection with the Joint Plan (the "Plan") filed by ROI and AmSouth Bank, as agent for itself, Bank of America, N.A. and Union Planters Bank, N.A. (the "Lenders") on Friday, May 3, 2002.

Under the Plan, originally filed April 12, 2002, and amended April 19, 2002, ROI's outstanding common stock, preferred stock, options and warrants will be cancelled and current shareholders and warrantholders will not receive any consideration.

The Company has liquidated substantially all of its assets and will complete the process of liquidating all of its assets this summer. Under the Plan, the Lenders, whose outstanding secured claim was allowed in the amount of $29,545,087.31 by Court order dated October 26, 2001, will be paid all proceeds from the liquidation, except for amounts to be paid on account of allowed administrative and priority claims (estimated to be approximately $3,500,000), and $250,000, which will be distributed to general unsecured creditors. The liquidation of ROI's assets will not return to the Lenders or general unsecured creditors the full amount of their claims.

The Court has set a hearing on the confirmation of the Plan for June 14, 2002 at 11:00 a.m. CDT. If the Plan is confirmed, upon completion of the liquidation of all ROI's assets and distribution of those proceeds, the Company will be dissolved.

Creditors and other parties in interest wishing to obtain a copy of the Plan and Disclosure Statement may go to www.wallerlaw.com. In addition, the Plan, as well as the Disclosure Statement, are on file with the Court and are available for review and copying during the Court's normal business hours.



                                      MORE

RESPONSE ONCOLOGY, INC.
ADD 1


On April 24, 2002, pursuant to the Court's order extending permission for ROI to use cash collateral and to make certain bonus and severance payments (the "Cash Collateral Order"), Anthony LaMacchia, ROI's chief executive officer and a member of ROI's board of directors (the "Board") resigned, along with all other then-existing members of the Board. Charles E. Sweet replaced Mr. LaMacchia as CEO and also serves as chairman of the Board. Peter A. Stark, ROI's chief financial officer, and James A. Skinner filled the other Board positions, pursuant to the Court's Cash Collateral Order.

The Board has directed ROI to complete the audit of its 2001 consolidated financial statements. Subject to the timing of the completion of the audit, ROI will file its Form 10-K as of and for the year ended December 31, 2001, and its first quarter Form 10-Q for the quarter ended March 31, 2002, with the Securities and Exchange Commission ("SEC"). The Company anticipates that these filings will be submitted within the next 45-60 days. Next week, the Company will also be filing a Form 8-K with the SEC that contains this press release and its February 2002 unaudited monthly operating report.

Management has included herein certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. When used, statements which are not historical in nature including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are, by their nature, subject to known and unknown risks and uncertainties. Forward-looking statements include statements about the Plan and its confirmation, the timing of completion of ROI's liquidation, the timing of completion of ROI's audit and the filing of periodic reports with the SEC. These statements are based on current expectations and the current status of ROI's financial condition and filings with the Court. They involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of ROI to liquidate its assets under the terms of the Plan as filed with the Court; confirmation of the Plan by the Court and approval by the creditors; the ability of ROI's independent auditors to complete their audit of ROI's financial statements for the year ended December 31, 2001 and review of ROI's financial statements for the quarter ended March 31, 2002 based on information available to them; and the ability of current management of ROI to complete the filings of its Form 10-K and the Form 10-Q described herein based on information available to them. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements included in this release are detailed from time to time in other press releases and reports filed by ROI with the SEC, including Forms 8-K, 10-Q and 10-K. ROI assumes no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                      ###